Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

April  ___, 2015                                                                                                          $600,000.00

            Effective as of the date set forth above (the “Effective Date”), NuZee, Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Masa Higashida, an individual (the “Holder”), the sum of $600,000.00 (Six Hundred Thousand Dollars), together with interest calculated at the annual rate of zero percent (0%) for the period from the date of this Note until April ___, 2016 (the “Repayment Date”).

            The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

            1.         Definitions.   As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

                        1.1       “Company” shall mean Nuzee, Inc., a Nevada corporation listed on the OTCQB tier of OTC Markets, Inc. under the symbol “NUZE”, and shall include any corporation, partnership, Limited Liability Company or other entity that shall succeed to or assume the obligations of the Company under this Note.

                        1.2       “Holder” shall mean Masa Higashida or any person who shall at any subsequent time be the registered holder of this Note.

            2.         Conversion.   If the outstanding principal and all accrued and unpaid interest on the debt hereof (the “Debt”) is not repaid by the Company in full by the Repayment Date, the Debt or any portion thereof may be converted at the option of the Holder, upon written notice to the Company at any time after the Repayment Date, into that number of shares of the Company’s Common Stock equal to the Debt or that portion thereof that the Holder elects to convert, divided by price per share of $0.51.  This Note shall be cancelled on the date of conversion of the entirety of the Debt.  Upon full conversion, the Holder shall surrender this Note at the principal office of the Company.  Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a stock purchase agreement containing standard representations and warranties, a 180 day “market stand-off” provision in the event of a public offering of the Company’s securities, and such other collateral documents and commercially standard agreements as the Company may reasonably request.

            3.         Issuance of Stock on Conversion.  As soon as practicable after conversion of this Note pursuant to Section 2 hereof and delivery of the Note to the Company by the Holder, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property (including cash payments due hereunder in lieu of fractional shares), if any, to which the Holder is entitled on such conversion under the terms of this Note.

            4.         Defaults.   Holder may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by a notice in writing to the Company if any of the following shall occur:

                        4.1       Default in the payment of principal of the Note when due; or

                        4.2       The institution by the company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act, or any other applicable federal or state law, or the consent by it to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

                        4.3       Within 90 days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

            5.         Representations and Acknowledgments of the Holder.  The Holder hereby represents, warrants, acknowledges and agrees that:

                        5.1       Investment.  The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the “Securities”) for the Holder’s own account, and not directly or indirectly for the account of any other person.  The Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act of 1933, as amended (the “Act”) and any applicable state law regulating securities.

                        5.2       Access to Information.  The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

                        5.3       Pre-Existing Relationship.   The Holder further represents and warrants that the Holder has either (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Holder to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (b) such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Securities.

                        5.4       Speculative Investment.  The Holder’s investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the personal financial needs of the Holder and, if applicable, the Holder’s family in the event such investment were lost in whole or in part.

                        5.5       Unregistered Securities.  The Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no agreements, covenants, or undertakings whatsoever to register the Securities under the Act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless:  (a) a public trading market then exists in the Company’s Common Stock, (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied.

            6.         Miscellaneous.

                        6.1       Restrictions on Transfer; Assignment.  Holder may not transfer or assign all or any part of this Note; except that if Holder is an individual, Holder may transfer this Note or part thereof upon prior written notice to the Company either during the Holder’s lifetime or on death by will or intestacy to the Holder’s immediate family or to a trust, the beneficiaries of which are exclusively Holder and/or a member or members of the Holder’s immediate family.  This Note may only be transferred in compliance with applicable state and federal laws.  All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

                        6.2       Fees and Expenses.  All expenses incurred in connection with this Note, including attorneys’ fees, shall be paid by the parties incurring such expenses.

                        6.3       Company Representation.  The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to carry on its business as now conducted.  All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken.  This Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.  The Company has provided the Holder with all the information that the Holder has requested for deciding whether to purchase this Note.

                        6.4       Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Nevada, excluding those laws that direct the application of the laws of another jurisdiction.

                        6.5       Prepayment.  This Note may not be prepaid by the Company without the consent of the Holder.

                        6.6       Lost or Stolen Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                        6.7       Notices.  Any notice, request, or other document required or permitted to be given or delivered to the Holder or to the Company hereunder shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to the Holder or to the Company at the respective addresses as set forth below or at such other address as either party may from time to time provide to the other.  Each such notice or other communication shall be treated as effective or having been given (a) when delivered if delivered personally, (b) if sent by registered or certified mail, at the earlier of its receipt or five business days after the same has been registered or certified as aforesaid, or (c) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

IF TO THE COMPANY:	Nuzee, Inc. [address]

IF TO THE HOLDER:	Masa Higashida [address]

                        6.8       Severability.  If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                        6.9       Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                        6.10     Entire Agreement.  This instrument represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

            IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be issued as of the Effective Date.

                                                                        NUZEE, INC.,

                                                                        a Nevada Corporation

                                                                        By:       /s/  Masa Higashida

                                                                                    Masa Higashida, President

AGREED AND ACCEPTED BY THE HOLDER:

By:       /s/  Masa Higashida

Masa Higashida